UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) February 9, 2011

GT SOLAR INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-34133	03-0606749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

243 Daniel Webster Highway

Merrimack, New Hampshire 03054

(Address of Principal Executive Offices, including  Zip Code)

(603) 883-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

GT Solar International, Inc. (the “Company”) and certain of its subsidiaries entered into an amendment, dated February 9, 2011 (the “Amendment”) to its current Credit Agreement, dated as of December 13, 2010 (the “Credit Agreement”), with Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent (“Credit Suisse”) and the other lenders party thereto.

Prior to the Amendment, the Credit Agreement provided that the Company was required to pay, within 90 days of the end of the applicable fiscal year, 50% of the excess cash flow (as such term is defined in the Credit Agreement) for the fiscal year then ended, such obligation commencing with the fiscal year ending April 2, 2011.  The Amendment provides that this mandatory prepayment obligation shall commence with the fiscal year ending March 31, 2012 instead of the fiscal year ending April 2, 2011.

The Amendment also includes various representations and other provisions customary for a transaction of this nature. The foregoing is a summary of the material provisions of the Amendment. This summary is not intended to be complete and is qualified in its entirety by reference to the Amendment which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 1 to Credit Agreement dated February 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT SOLAR INTERNATIONAL, INC.

/s/ Hoil Kim
Date: February 10, 2011	By:	Hoil Kim
	Its:	Vice President, Chief Administrative Officer,
General Counsel and Secretary